Exhibit (c)(18)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee GP LLC Discussion Materials of the Board of Directors of Arkose May 11, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. 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PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Series B Discussion Points We thought a brief recap of the history on our discussions would be a helpful level set  — Starting point: Status Quo – Series B at 6.0% converts into 4mm shares Pro Forma – Series B at 6.0% converts into 25mm shares Counter proposals: 9-10-11.2mm fixed shares equates to approximate 3.0% Series B take Management offer to adjust Series B to 4.5% which equates to ~18mm shares and a $310mm value Special Committee looks to separate Series B to 4.5% into cash and equity components –Settling all or a portion of a liability with cash potentially more attractive for all GP shareholders Negotiations lead to $190mm cash and Series B adjustment to 2.0% settlement — — — —  Non-management directors robustly debated merits of $190mm cash and 2.0% Series B settlement — Value and form of compensation — Implications of cash settlement The board members decided that a Series B settlement with a cash component is not optimal at this time  — — Cash payment is inconsistent with Series B participating alongside other equity holders in GP equity performance Perception of misalignment of management and shareholders which could impact value and potentially cause reputational harm to Antero family constituents Scrutiny of all facets of a GP/Midstream transactions heightened given current market sentiment which drove the initial review of simplification transactions —  Stock settlement into a fixed number of shares is key for directors — Eliminate conflict of higher exchange ratio potentially benefiting Series B — Measurement period of “play” is relatively narrow and share price appreciation on fixed number of shares is upside  We are focused on resolving this equitably and concretely by reinforcing the side-by-side nature of Series B and other GP equity owners in participating in GP equity performance over time 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Series B Settlement at Various Assumed GP Total Equity Values at Closing

Pro Forma Arkose GP + Midstream | Various Exchange Ratios

Assumed Total Equity Value at Closing	$ 8,000	$ 8,339	$ 9,189	$ 9,590	$ 10,424	$ 11,257
% Uplift from Current Equity Value	*(4)%*	*0 %*	*10 %*	*15 %*	*25 %*	*35 %*
Current GP Shares	186.2	186.2	186.2	186.2	186.2	186.2
(+) Pro Forma Midstream Units (at 1.8 x Ech. Ratio)	338.5	338.5	338.5	338.5	338.5	338.5
(+) Shares Issued to Series B Units @ 4.5 % PF Interest	17.5	17.8	18.3	18.5	18.9	19.3
Total Pro Forma Shares Outstanding	542.2	542.5	543.0	543.2	543.6	544.0
Implied Share Price at Closing	$ 14.75	$ 15.37	$ 16.92	$ 17.65	$ 19.17	$ 20.70
% Change From Current Share Price	*(14)%*	*(10)%*	*(1)%*	*3 %*	*12 %*	*21 %*

Current GP Price: $17.16

GP IPO Price: $23.50

Implied Share Price at Closing

Exchange Ratio to Midstream (Assumes 4.5% Series B Take)						
1.5 x	$ 16.53	$ 17.22	$ 18.96	$ 19.78	$ 21.48	$ 23.19
1.6	15.89	16.56	18.23	19.02	20.66	22.29
1.7	15.30	15.94	17.55	18.31	19.89	21.46
1.8	14.75	15.37	16.92	17.65	19.17	20.70
1.9	14.24	14.84	16.34	17.04	18.51	19.98
2.0	13.77	14.34	15.79	16.47	17.89	19.31

Implied # of GP Shares / Pro Forma Ownership / Consideration Value (No Cash / No 11.2mm Cap)

Exchange Ratio to Midstream (Assumes 4.5% Series B Take)						
1.5 x	15.6 / 1.5 % / $258	15.8 / 1.5 % / $273	16.3 / 1.5 % / $310	16.5 / 1.6 % / $327	16.9 / 1.6 % / $363	17.2 / 1.6 % / $399
1.6	16.3 / 2.2 % / $258	16.5 / 2.2 % / $273	17.0 / 2.3 % / $310	17.2 / 2.3 % / $327	17.6 / 2.4 % / $363	17.9 / 2.4 % / $399
1.7	16.9 / 2.9 % / $258	17.1 / 2.9 % / $273	17.6 / 3.0 % / $310	17.8 / 3.0 % / $327	18.2 / 3.1 % / $363	18.6 / 3.2 % / $399
1.8	17.5 / 3.2 % / $258	17.8 / 3.3 % / $273	18.3 / 3.4 % / $310	18.5 / 3.4 % / $327	18.9 / 3.5 % / $363	19.3 / 3.5 % / $399
1.9	18.1 / 3.6 % / $258	18.4 / 3.6 % / $273	18.9 / 3.7 % / $310	19.2 / 3.8 % / $327	19.6 / 3.8 % / $363	20.0 / 3.9 % / $399
2.0	18.8 / 3.9 % / $258	19.0 / 4.0 % / $273	19.6 / 4.1 % / $310	19.8 / 4.1 % / $327	20.3 / 4.2 % / $363	20.6 / 4.3 % / $399

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 09-May-2018

3

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Ownership Impact on Key Arkose Assumes Constant Total Equity Value Management Pro Forma Rady / Warren Ownership Status Quo 1.6 x 1.8 x Upstream Upstream Diluted Shares Outstanding Upstream Share Price Rady / Warren Upstream Shares 317.1 $ 18.97 26.6 317.1 $ 18.97 26.6 317.1 $ 18.97 26.6 Midstream Midstream Diluted Units Outstanding Midstream Share Price Rady / Warren Midstream Shares 188.1 $ 26.98 0.5 GP GP Diluted Shares Outstanding / PF Shares Outstanding GP Share Price Rady / Warren GP Shares - Common Rady / Warren GP Shares - Series B 190.3 $ 17.16 34.9 3.3 505.1 $ 16.51 35.7 14.6 542.7 $ 15.37 35.8 14.6 % of Value in Midstream Entities Difference (GP - AR | PF GP - AR) $ Value % Ownership Equalization (GP Shares Sold) Target Equal Value Target Equal % Ownership 57% 62% 61% $ 152 11.7% $ 327 1.6% $ 271 0.9% 8.9 22.3 19.8 8.0 17.7 5.0 Source: Arkose Upstream, Midstream, and GP 2017 10-Ks, 1Q2-18 10-Qs, Forms 4 & 5, and Bloomberg market data as of 09-May-2018 4 Value $ 656 $ 831 $ 775 % of Outstanding 20.1% 10.0% 9.3 % Value $ 14 % of Outstanding 0.3 % Value $ 504 $ 504 $ 504 % of Outstanding 8.4% 8.4% 8.4%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Additional Reference Materials

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs INVESTMENT BANKING DIVISION

Calculation of Arkose's Total Midstream Equity Value

Status Quo Midstream Total Equity Value	
Midstream Basic Units	187.03
(+) Midstream LTIP	1.03
Midstream Diluted Units Outstanding	188.06
(x) Midstream Unit Price	$ 26.98
Midstream Diluted Equity Value	$ 5,074
GP Basic Shares Outstanding	186.19
(+) Series B Conversion at Status Quo Market Cap	4.08
GP Diluted Shares Outstanding	190.27
(x) GP Share Price	$ 17.16
GP Diluted Equity Value	$ 3,265
Total Midstream + GP Equity Value	$ 8,339
Calculation of Status Quo Series B Converted Shares	
GP Share Count	186.2
(x) GP 20-Day VWAP	$ 16.91
Market Value for Series B Conversion	$ 3,149
(-) $2.0bn Threshold	(2,000)
Value Subject to Series B Take	$ 1,149
(x) Series B Take	6.0 %
Series B Market Value	$ 69
(/) GP 20-Day VWAP	16.91
Series B Converted Shares	4.1

Source: Arkose 1Q18 10-Q and Bloomberg market data as of 9-May-2018

Additional Reference Materials 6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Series B Settlement at Various Assumed GP Total Equity Values at Closing Pro Forma Arkose GP + Midstream | Illustrative 1.8x Exchange Ratio % Uplift from Current Equity Value Current GP Shares (+) Pro Forma Midstream Units (at 1.8 x Ech. Ratio) (+) Shares Issued to Series B Units @ 2.0 % PF Interest (4)% 186.2 338.5 7.8 0% 186.2 338.5 7.9 10% 186.2 338.5 8.2 15% 186.2 338.5 8.3 25% 186.2 338.5 8.4 35% 186.2 338.5 8.6 Total Pro Forma Shares Outstanding 532.5 532.6 532.9 533.0 533.1 533.3 % Change From Current Share Price (12)% (9)% 0% 5% 14% 23 % Implied # of GP Shares Issued for Series B Pro Forma Series B Take 2.00% 7.8 7.9 8.2 8.3 8.4 8.6 (w/ 11.2mm share cap) Implied Value of Series B Interest (Based on Implied GP Share Price) Value of Shares Issued 2.00 % Value of Cash Component Total Consideration for Series B Implied # of GP Shares / Pro Forma Ownership / Consideration Value (No Cash / No 11.2mm Cap) 2.0% 3.0 4.0 4.5 5.0 5.5 6.0 7.8 / 1.5% / $118 11.7 / 2.2% / $175 15.6 / 2.9% / $231 17.5 / 3.2% / $258 19.4 / 3.6% / $286 21.4 / 3.9% / $313 23.3 / 4.2% / $340 7.9 / 1.5% / $124 11.9 / 2.2% / $185 15.8 / 2.9% / $244 17.8 / 3.3% / $273 19.7 / 3.6% / $302 21.7 / 4.0% / $330 23.6 / 4.3% / $359 8.2 / 1.5% / $141 12.2 / 2.3% / $209 16.3 / 3.0% / $277 18.3 / 3.4% / $310 20.3 / 3.7% / $342 22.3 / 4.1% / $375 24.3 / 4.4% / $407 8.3 / 1.6% / $149 12.4 / 2.3% / $221 16.5 / 3.0% / $292 18.5 / 3.4% / $327 20.5 / 3.8% / $361 22.6 / 4.1% / $396 24.6 / 4.5% / $430 8.4 / 1.6% / $165 12.6 / 2.4% / $245 16.8 / 3.1% / $324 18.9 / 3.5% / $363 21.0 / 3.8% / $401 23.1 / 4.2% / $439 25.2 / 4.6% / $477 8.6 / 1.6% / $182 12.9 / 2.4% / $270 17.1 / 3.2% / $356 19.3 / 3.5% / $399 21.4 / 3.9% / $441 23.5 / 4.3% / $483 25.6 / 4.7% / $524 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 09-May-2018 7 Additional Reference Materials Series B Take $ 118$ 124$ 141$ 149$ 165$ 182 190190190190190190 $ 308$ 314$ 331$ 339$ 355$ 372 Current GP Price: $17.16 GP IPO Price: $23.50 Implied Share Price at Closing$ 15.02$ 15.66$ 17.25$ 17.99$ 19.55$ 21.11 Assumed Total Equity Value at Closing$ 8,000$ 8,339$ 9,189$ 9,590$ 10,424$ 11,257

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Series B Settlement at Various Assumed GP Total Equity Values at Closing Pro Forma Arkose GP + Midstream | Illustrative 1.6x Exchange Ratio % Uplift from Current Equity Value Current GP Shares (+) Pro Forma Midstream Units (at 1.6 x Ech. Ratio) (+) Shares Issued to Series B Units @ 2.0 % PF Interest (4)% 186.2 300.9 7.3 0% 186.2 300.9 7.4 10% 186.2 300.9 7.6 15% 186.2 300.9 7.7 25% 186.2 300.9 7.8 35% 186.2 300.9 8.0 Total Pro Forma Shares Outstanding 494.4 494.5 494.7 494.8 494.9 495.1 % Change From Current Share Price (6)% (2)% 8% 13% 23% 33 % Implied # of GP Shares Issued for Series B Pro Forma Series B Take 2.00% 7.3 7.4 7.6 7.7 7.8 8.0 (w/ 11.2mm share cap) Implied Value of Series B Interest (Based on Implied GP Share Price) Value of Shares Issued 2.00 % Value of Cash Component Total Consideration for Series B Implied # of GP Shares / Pro Forma Ownership / Consideration Value (No Cash / No 11.2mm Cap) 2.0% 3.0 4.0 4.5 5.0 5.5 6.0 7.3 / 1.5% / $118 10.9 / 2.2% / $175 14.5 / 2.9% / $231 16.3 / 3.2% / $258 18.0 / 3.6% / $286 19.8 / 3.9% / $313 21.6 / 4.2% / $340 7.4 / 1.5% / $124 11.0 / 2.2% / $185 14.7 / 2.9% / $244 16.5 / 3.3% / $273 18.3 / 3.6% / $302 20.1 / 4.0% / $330 21.9 / 4.3% / $359 7.6 / 1.5% / $141 11.4 / 2.3% / $209 15.1 / 3.0% / $277 17.0 / 3.4% / $310 18.8 / 3.7% / $342 20.7 / 4.1% / $375 22.6 / 4.4% / $407 7.7 / 1.6% / $149 11.5 / 2.3% / $221 15.3 / 3.0% / $292 17.2 / 3.4% / $327 19.1 / 3.8% / $361 21.0 / 4.1% / $396 22.8 / 4.5% / $430 7.8 / 1.6% / $165 11.7 / 2.4% / $245 15.6 / 3.1% / $324 17.6 / 3.5% / $363 19.5 / 3.8% / $401 21.4 / 4.2% / $439 23.3 / 4.6% / $477 8.0 / 1.6% / $182 12.0 / 2.4% / $270 15.9 / 3.2% / $356 17.9 / 3.5% / $399 19.9 / 3.9% / $441 21.8 / 4.3% / $483 23.8 / 4.7% / $524 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 09-May-2018 8 Additional Reference Materials Series B Take $ 118$ 124$ 141$ 149$ 165$ 182 190190190190190190 $ 308$ 314$ 331$ 339$ 355$ 372 Current GP Price: $17.16 GP IPO Price: $23.50 Implied Share Price at Closing$ 16.18$ 16.86$ 18.58$ 19.38$ 21.06$ 22.74 Assumed Total Equity Value at Closing$ 8,000$ 8,339$ 9,189$ 9,590$ 10,424$ 11,257

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Ownership Across the Arkose Complex

INVESTMENT BANKING DIVISION

Assumes Constant Total Equity Value

	Status Quo			Pro Forma (Assumes Constant Total Equity Value) 1.6 x Exch. Ratio			1.8 x Exch. Ratio		
	#	%	$	#	%	$	#	%	$
Upstream									
Management	28.4	9 %	$ 539	28.4	9 %	$ 539	28.4	9 %	$ 539
Paul Rady & Glen Warren	26.6	8	504	26.6	8	504	26.6	8	504
Other Named Officers	1.9	1	35	1.9	1	35	1.9	1	35
Incentive Plans	0.0	0	0	0.0	0	0	0.0	0	0
Warburg	46.6	15	884	46.6	15	884	46.6	15	884
Yorktown	14.0	4	265	14.0	4	265	14.0	4	265
Board	0.7	0	14	0.7	0	14	0.7	0	14
Public	227.3	72	4,312	227.3	72	4,312	227.3	72	4,312
Total Diluted Shares Outstanding	317.1	100 %	$ 6,014	317.1	100 %	$ 6,014	317.1	100 %	$ 6,014
Midstream									
Management	1.8	1 %	$ 49						
Paul Rady & Glen Warren	0.5	0	14						
Other Named Officers	0.3	0	8						
Long Term Incentive Plan	1.0	1	28						
Warburg	0.0	0	0						
Yorktown	0.0	0	0						
Upstream	98.9	53	2,668						
Board	0.0	0	1						
Public	87.3	46	2,356						
Total Diluted Units Outstanding	188.1	100 %	$ 5,074						
GP									
Management	42.0	22 %	$ 721	58.9	12 %	$ 972	59.2	11 %	$ 910
Paul Rady & Glen Warren	34.9	18	599	35.7	7	590	35.8	7	551
Other Named Officers	3.0	2	52	3.5	1	57	3.5	1	54
Series B	4.1	2	70	18.00	4	297	18.00	3	277
Paul Rady & Glen Warren	3.3	2	57	14.6	3	241	14.6	3	224
Others	0.8	0	13	3.4	1	56	3.4	1	52
Midstream LTIP	0.0	0	0	1.6	0	27	1.8	0	28
Warburg	55.1	29	946	55.1	11	910	55.1	10	847
Yorktown	15.5	8	267	15.5	3	256	15.5	3	239
Upstream	0.0	0	0	158.2	31	2,612	178.0	33	2,735
Board	0.0	0	1	0.1	0	2	0.1	0	2
Public	77.6	41	1,331	217.3	43	3,587	234.8	43	3,607
Total Diluted Shares Outstanding	190.3	100 %	$ 3,265	505.1	100 %	$ 8,339	542.7	100 %	$ 8,339
Midstream + GP Equity Value			$ 8,339			$ 8,339			$ 8,339
GP Share Price Based on Current Total Diluted Equity Value			17.16			16.51			15.37

Source: Arkose Upstream, Midstream, and GP 2017 10-Ks, 1Q2-18 10-Qs, Forms 4 & 5, and Bloomberg market data as of 09-May-2018

Additional Reference Materials 9